                                                                      EXHIBIT 21

                                                                      EXHIBIT 21
                    R. P. SCHERER CORPORATION AND SUBSIDIARY

The following is a list of all of the directly and indirectly owned subsidiaries of R.P. Scherer Corporation, their jurisdiction of incorporation and the percentage of their outstanding capital stock owned by R.P. Scherer Corporation or another subsidiary of R.P. Scherer Corporation.

                                                                                            EFFECTIVE PERCENTAGE
                                                                 JURISDICTION OF                OWNERSHIP BY
                         NAME OF SUBSIDIARY                       INCORPORATION           R. P. SCHERER CORPORATION
            ------------------------------------------           ---------------          -------------------------
            R.P. Scherer International Corporation                  Delaware                        100%
            R. P. Scherer Hardcapsule, Inc.*                       New Jersey                       100%
            R. P. Scherer Hardcapsule (West)*                         Utah                          100%
            Gelatin Products International                          Delaware                        100%
            Science Labs Inc.*                                      Delaware                        100%
            The LVC Corporation*                                    Missouri                        100%
            R. P. SCherer Argentina S.A.I.C.                        Argentina                        99%
            Vivax Interamericana S.A.                               Argentina                        99% (1)
            R. P. Scherer do Brasil Encapsulacoes, Ltda.             Brazil                         100%
            R. P. Scherer Canada Inc.                            Ontario, Canada                    100%
            F&F Holding GmbH                                         Germany                        100%
            R. P. Scherer GmbH                                       Germany                         51% (2)
            Allcaps Weichgelatinekapseln GmbH                        Germany                         51% (3)
            R. P. Scherer S.A.                                       France                          70% (4)
            Pharmagel France S.A.                                    France                          95% (5)
            R. P. Scherer S.p.A.                                      Italy                          95% (6)
            R. P. Scherer Holdings Pty. Ltd.                        Australia                       100%
            R. P. Scherer Pty. Limited                              Australia                       100% (7)
            R. P. Scherer Holdings Ltd.                              England                        100%
            R. P. Scherer Limited                                    England                        100% (8)
            Scherer DDS Limited                                      England                        100% (8)
            R. P. Scherer (Hong Kong) Limited                       Hong Kong                       100%
            R. P. Scherer K.K.                                        Japan                          60%
            R. P. Scherer Korea Limited                               Korea                          50%
            R. P. Scherer Egypt                                       Egypt                          10%

(1) The Company owns 1.875% directly and R. P. Scherer Argentina S.A.I.C. (of which the Company owns 99%) owns an additional 98.125%.

(2)      The 51% interest in R. P. Scherer GmbH is owned directly by F&F
         Holding GmbH.

(3) This corporation is 100% owned directly by R. P. Scherer GmbH (of which F&F Holding GmbH owns 51%).

(4) The Company owns 50.01% directly and R. P. Scherer GmbH (of which F&F Holding GmbH owns 51%) owns an additional 39.975%.

(5)      This Corporation is 100% owned by R. P. Scherer S.p.A.

(6) The Company owns 90% directly and R. P. Scherer GmbH (of which F&F Holding GmbH owns 51%) owns an additional 10%.

(7)      This Corporation is 100% owned by R. P. Scherer Holdings Pty. Ltd.

(8)      This Corporation is 100% owned by R. P. Scherer Holdings Ltd.

 *       Inactive





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